Exhibit 99.1

Titan Machinery Inc. Announces Fiscal Third Quarter 2008 Results for the Period Ended October 31, 2007

Third Quarter Revenue Increased 67% to $132 Million

Third Quarter Operating Income Grew 112% to $6 Million

Fargo, ND, — January 11, 2008—Titan Machinery Inc. (Nasdaq: TITN), a leading network of full service agriculture and construction equipment stores, today reported financial results for the three- and nine-month periods ended October 31, 2007.

Three Month Results

For the third quarter, revenue increased 67% to $132 million from revenue of $79 million for the third quarter of the prior year.  All three of the Company’s main revenue sources — equipment, parts and services — contributed to this period-over-period revenue growth.  Equipment sales were $103 million, up 78% from $58 million in the same period last year.  Parts sales increased 42% to $18 million for third quarter, from $13 million in the prior-year period.  Revenue generated from services was $8 million in the quarter compared to $6 million in the third quarter of last year.

Gross profit for the fiscal third quarter increased 54% to $20 million, compared to $13 million in the third quarter of the prior year. The Company’s gross profit margin was 15.4% in the fiscal third quarter versus 16.7% in the third quarter of the prior year.  This expected decrease in gross margin was the result of a higher percentage of revenue being generated from equipment sales compared to the higher margin parts and service business.

Operating income for the fiscal third quarter ended October 31, 2007 was $6.0 million compared to $2.8 million in the same period a year ago.  The Company’s operating margin increased to 4.5% from 3.6%.  This improvement in operating income and margin was due to strong revenue growth, strength of the industry and the Company’s proven business model.

Net income for the fiscal third quarter ended October 31, 2007 was $2.7 million, or $0.36 per diluted share, versus net income of $0.8 million, or $0.13 per diluted share, for the third quarter last year.

“We are extremely pleased with our growth for the third quarter and first nine months of this fiscal year, store expansion and operating improvements.  Third quarter sales increased in all three of our revenue sources—equipment, parts, and services—underscoring both our successful organic growth as well as growth through selective acquisitions.  Notably, our equipment sales grew 67% year-over-year, driven by many factors including our superior offerings as well as the current strength of our industry,” said David Meyer, Titan Machinery’s Chairman and Chief Executive Officer.  “We believe that our strong store Titan Operating Model allows us to bring the best value and service to our customers throughout the Midwest and to continue to have success through organic growth as well as additional acquisitions.”

Nine Month Results

For the nine months ended October 31, 2007, revenue increased $89.2 million, or 42.8%, to $297.8 million from revenue of $208.6 million in the same period last year.  Net income was $4.9 million, or $0.72 per diluted share, for the period, compared to net income of $2.3 million, or $0.36 per diluted share, in the same period last year.

Acquisitions

During the fiscal third quarter ended October 31, 2007, the Company acquired Red Power International with two dealerships in Minnesota, bringing its total number of dealerships at the end of the third quarter to 34.  Since the end of the third quarter, the Company has acquired four additional dealerships (Twin City Implement, Reiten & Young International, Avoca Implement and Greenfield Implement).

Successful Initial Public Offering

On December 11, 2007, the Company completed an initial public offering of its common stock at $8.50 per share and raised approximately $42 million in net proceeds.  The net proceeds to the Company from this offering are being used to reduce the Company’s outstanding indebtedness and to fund future acquisitions of dealerships as well as for working capital and general corporate purposes.

Peter Christianson, the Company’s Chief Financial Officer, added, “Our recent initial public offering and the subsequent repayment of debt has further strengthened our financial position.  In addition to our strong balance sheet, we also increased our operating income by 112%, highlighting the strength of the industry and our proven business model.”

Outlook

The Company currently anticipates revenue for the fourth quarter ending January 31, 2008, will increase by approximately 50% to 60%, as compared to the same period a year ago, to $127 million to $135 million. Earnings per diluted share for the fourth quarter are expected to be in the range of $0.01 to $0.03 per diluted share, which includes one-time IPO-related debt conversion and retirement costs of $3.8 million or $0.20 per diluted share.  Excluding these costs, the Company expects earnings per diluted share to be in the range of $0.21 to $0.23.

Weighted average shares for diluted EPS in the fourth quarter ending January 31, 2008 are estimated to be approximately 11.2 million shares, primarily resulting from the issuance of shares in the Company’s IPO.

For the fiscal year ending January 31, 2008, the Company expects revenue of $425 to $433 million and earnings per diluted share of $0.61 to $0.63, excluding the IPO costs outlined above, earnings per diluted share are expected to be in the range of $0.89 to $0.91.   Weighted average shares used to calculate diluted earnings per share for the fiscal year ending January 31, 2008 are estimated to be approximately 8.3 million shares.

Preliminary Outlook for Year Ending January 31, 2009

Due to the timing of the Company’s initial public offering and reporting of fiscal third quarter results, it is providing a preliminary revenue and earnings outlook for the full fiscal year ending January 31, 2009.  Going forward, the Company plans to only provide full year outlook for the upcoming year when it reports fourth quarter results.

For the fiscal year ending January 31, 2009, the Company expects revenue of $530 to $590 million and earnings per diluted share of $0.77 to $0.82.   Fully-diluted shares outstanding for the fiscal year ending January 31, 2009 are estimated to be approximately 13.8 million shares.

Conference Call Information

The Company will host a conference call and audio webcast today at 8:00 a.m. Central (9:00 a.m. Eastern) to discuss its financial results. The webcast will be available at www.titanmachinery.com and archived for 30 days. Visitors to the website should select the “Investor Relations” link to access the webcast.  In addition, you may call (800) 762-8908 to listen to the live broadcast.  International callers can dial (480) 629-9031.  In addition, a telephonic replay will be available approximately two hours after the live call ends through January 28, 2008, by dialing (800) 406-7325 from the U.S., or (303) 590-3030 from international locations, and entering confirmation code 3827408.

About Titan Machinery

Titan Machinery Inc., founded in 1980 and headquartered in Fargo, North Dakota, owns and operates one of the largest networks of full service agricultural and construction equipment stores in North America. Currently, the Titan Machinery network includes 38 dealerships in North Dakota, South Dakota, Minnesota and Iowa, representing one or more of the CNH Brands (NYSE: CNH) CaseIH, New Holland Agriculture, Case Construction, New Holland Construction, Kobelco and CNH Capital. Additional information about Titan Machinery Inc. can be found at www.titanmachinery.com.

Forward Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include management’s plans with respect to the use of proceeds from the Company’s initial public offering and statements regarding the Company’s expected results of operations for the fourth quarter of fiscal 2008 and the full year of fiscal 2009, involve known and unknown risks and uncertainties, which may cause Titan Machinery’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, a substantial dependence on a single distributor, growth and acquisition opportunities, industry supply levels, agriculture and construction industry conditions, governmental agriculture policies, seasonal fluctuations, climate conditions,  disruption in receiving ample inventory financing, and increased competition in the geographic area served.  Those and other risks are more fully described in Titan Machinery’s filings with the Securities and Exchange Commission, including the Registration Statement on Form S-1, as amended, filed in connection with the Company’s initial public offering.  Titan Machinery conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Titan Machinery’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Titan Machinery disclaims any obligation to update such factors or to publicly announce results of revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Non-GAAP Financial Measures

In addition to discussing results determined in accordance with GAAP, the Company also has discussed in this press release non-GAAP results of operations that exclude certain charges. These results are provided as a complement to results provided in accordance with GAAP. The Company has discussed non-GAAP results in order to better assess and reflect projected operating performance. Management believes the non-GAAP measures help indicate investors understand the Company’s baseline performance before charges that will not recur in the future periods and thus are considered by management to be outside the Company’s ongoing operating results. The Company believes these non-GAAP measures will aid investors’ overall understanding of its projected results by providing a higher degree of transparency and by providing a level of disclosure that will help investors understand how the Company plans and measures its business. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for financial measures or information provided in accordance with GAAP.

TITAN MACHINERY INC.

Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	October, 31		October, 31
	2007	2006	2007	2006

REVENUE
Equipment	$103,371,870	$57,997,123	$225,854,237	$153,085,350
Parts	18,384,291	12,945,245	45,560,354	34,174,261
Service	7,897,554	5,960,297	20,938,351	16,466,429
Other, including trucking and rental	2,517,573	2,246,664	5,456,925	4,890,129
TOTAL REVENUE	132,171,288	79,149,330	297,809,866	208,616,169

COST OF REVENUE
Equipment	$93,799,249	$53,270,517	204,331,911	139,462,491
Parts	13,651,728	8,819,755	33,667,873	24,495,647
Service	2,843,191	2,182,551	7,730,777	6,136,520
Other, including trucking and rental	1,492,985	1,638,023	3,534,343	3,566,030
TOTAL COST OF REVENUE	111,787,152	65,910,846	249,264,903	173,660,688

GROSS PROFIT	20,384,136	13,238,484	48,544,963	34,955,481

OPERATING EXPENSES	$14,380,458	$10,411,813	35,832,842	27,462,688

INCOME FROM OPERATIONS	6,003,678	2,826,671	12,712,121	7,492,793

OTHER INCOME (EXPENSE)
Interest and other income	$119,830	$105,378	204,464	308,080
Floorplan interest expense	(973,696)	(968,819)	(2,805,050)	(2,435,895)
Subordinated debt interest expense	(445,440)	(368,278)	(1,324,432)	(1,186,480)
Interest expense other	(245,024)	(155,735)	(631,296)	(407,545)

INCOME BEFORE INCOME TAXES	4,459,347	1,439,217	8,155,807	3,770,954

PROVISION FOR INCOME TAXES	(1,745,000)	(612,000)	(3,212,663)	(1,514,000)

NET INCOME	$2,714,347	$827,217	$4,943,144	$2,256,954

ADJUSTMENTS TO INCOME:
Amortization of syndication fees	(5,296)	(5,296)	(15,889)	(15,889)
Unpaid accumulated preferred dividends	$(25,594)	$(25,594)	(76,782)	(76,782)

INCOME AVAILABLE TO COMMON STOCKHOLDERS	$2,683,457	$796,327	$4,850,473	$2,164,283

EARNINGS PER SHARE - BASIC	$0.62	$0.18	$1.12	$0.50
EARNINGS PER SHARE - DILUTED	$0.36	$0.13	$0.72	$0.36

WEIGHTED AVERAGE SHARES - BASIC	4,345,710	4,344,753	4,345,391	4,344,753
WEIGHTED AVERAGE SHARES - DILUTED	7,675,831	6,885,705	7,238,714	6,876,681

TITAN MACHINERY INC.

Balance Sheets

(unaudited)

	October 31,	January 31,
	2007	2007
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$3,797,574	$7,572,000
Receivables, net	19,714,499	10,921,049
Inventories	146,048,648	106,253,862
Prepaid expenses	582,165	186,137
Deferred income taxes	462,000	462,000

Total current assets	170,604,886	125,395,048

INTANGIBLES AND OTHER ASSETS
Parts inventory in excess of amounts expected to be sold currently	1,234,400	1,062,000
Goodwill	6,618,917	3,736,147
Intangible assets, net of accumulated amortization	356,913	168,876
Other	326,208	334,907
	8,536,438	5,301,930

PROPERTY AND EQUIPMENT,
net of accumulated depreciation	13,510,509	8,175,105

	$192,651,833	$138,872,083

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$9,570,009	$4,227,830
Floor plan notes payable	111,689,595	84,698,775
Current maturities of long-term debt	4,486,762	2,823,609
Customer deposits	9,881,916	4,608,345
Accrued expenses	3,852,852	2,287,677
Income taxes payable	999,594	377,729

Total current liabilities	140,480,728	99,023,965

LONG-TERM LIABILITIES
Long-term debt, less current maturities	11,056,822	6,787,598
Accrued interest on subordinated debt	354,705	330,441
Deferred income taxes	1,118,807	925,000
Other long term liabilities	283,109	—
	12,813,443	8,043,039

SUBORDINATED DEBENTURES	16,807,424	16,746,836

REDEEMABLE SECURITIES
Series A Convertible Preferred stock - par value $.00001, authorized-2,000,000 shares; outstanding-341,672 shares at October 31, 2007 and January 31, 2007	1,260,209	1,193,594
Series B Convertible Preferred stock - par value $.00001, authorized-2,000,000 shares; outstanding-125,001 shares at October 31, 2007 and January 31, 2007	512,167	486,112
Series D Convertible Preferred stock - par value $.00001, authorized-323,533 shares; outstanding- 323,533 shares at October 31, 2007 and No shares at January 31, 2007	2,426,497	—
	4,198,874	1,679,706
STOCKHOLDERS’ EQUITY
Common stock, par value $.00001 per share, authorized- 30,000,000 shares; outstanding - 4,346,667 at October 31, 2007 and 4,344,753, at January 31, 2007	43	43
Additional paid-in-capital	637,219	514,864
Retained earnings	17,714,103	12,863,630
	18,351,365	13,378,537

	$192,651,833	$138,872,083

TITAN MACHINERY INC.

Statements of Cash Flows

(unaudited)

	Nine Months Ended October 31,
	2007	2006

OPERATING ACTIVITIES
Net income	$4,943,144	$2,256,954
Adjustments to reconcile net income to net cash from operations
Depreciation	1,524,460	1,161,196
Amortization	89,370	114,086
Gain on sale of equipment	(37,377)	(36,930)
Stock compensation expense	122,355	58,107
Changes in assets and liabilities, net of purchase of agricultural dealerships assets and assumption of liabilities
Receivables	(7,773,134)	(3,801,135)
Inventories	(7,008,344)	5,827,348
Prepaid expenses	(399,922)	(247,070)
Credit plan reserves and other	8,699	(148,226)
Floor plan notes payable	4,145,204	3,014,055
Accounts payable	2,484,048	3,998,049
Customer deposits	4,930,354	(2,817,317)
Accrued expenses	1,565,175	(692,322)
Income taxes	445,529	(244,160)

NET CASH FROM OPERATING ACTIVITIES	5,039,559	8,442,635

INVESTING ACTIVITIES
Property and equipment purchases	(5,527,513)	(1,710,395)
Net proceeds from sale of equipment	103,174	111,225
Payment for intangible asset	(216,819)	—
Purchase of equipment dealerships net of cash purchased	(4,950,478)	(12,088,053)

NET CASH USED FOR INVESTING ACTIVITIES	(10,591,636)	(13,687,223)

FINANCING ACTIVITIES
Net change in non-manufacturer floor plan payable	(3,462,099)	(3,094,423)
Proceeds from long-term debt borrowings and subordinated debentures	9,115,964	3,982,662
Proceeds from fixed asset financing-acquisitions	—	1,631,000
Principal payments on long-term debt	(4,183,588)	(909,597)
Net change in subordinated debt interest accrual	24,264	(259,496)
Net change in other long term liabilities	283,109	—
Proceeds from issuance of warrants	—	113,000

NET CASH FROM FINANCING ACTIVITIES	1,777,651	1,463,146

NET CHANGE IN CASH	(3,774,426)	(3,781,442)

CASH AT BEGINNING OF PERIOD	7,572,000	8,671,420

CASH AT END OF PERIOD	$3,797,574	$4,889,978

Contact:

ICR, Inc.

John Mills, jmills@icrinc.com

310-954-1100